Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

ANADIGICS, INC.

at

$0.66 Net Per Share

by

REGULUS ACQUISITION SUB, INC.,

a wholly-owned subsidiary of

II-VI INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 1, 2016, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

February 2, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 2, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Regulus Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of II-VI Incorporated, a Pennsylvania corporation (“II-VI”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ANADIGICS, Inc., a Delaware corporation (“Anadigics”), at a price of $0.66 per Share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF ANADIGICS (THE “ANADIGICS BOARD”) UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS TENDER ALL OF THEIR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The Offer Price for the Offer is $0.66 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 15, 2016 and amended on February 1, 2016 (as it may be further amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among II-VI, Purchaser and Anadigics, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Anadigics (the “Merger”), with Anadigics continuing as the surviving corporation and as a wholly-owned subsidiary of II-VI. At the effective time of the Merger, each Share then outstanding (other than (i) Shares then held by II-VI, Purchaser, Anadigics or their respective subsidiaries, and (ii) Shares that are held by stockholders of Anadigics who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

4. After careful consideration, the Anadigics Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to and in the best interests of Anadigics and its stockholders, (ii) approved, and declared advisable, the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement in accordance with the requirements of Delaware law and (iii) resolved to recommend that Anadigics’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on March 1, 2016, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions and, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is not subject to any financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the Expiration Date that number of Shares which, when added to the Shares owned by II-VI or any of its subsidiaries, would represent at least a majority of the Shares outstanding of Anadigics (assuming conversion or exercise of all derivative securities convertible or exercisable immediately prior to the Expiration Date, regardless of the conversion or exercise price), excluding for the purposes of this condition any Shares tendered pursuant to guaranteed delivery procedures and not actually delivered prior to the Expiration Date. The foregoing condition is referred to as the “Minimum Condition.” The Minimum Condition may not be amended or waived without the prior written approval of Anadigics. The Offer is also subject to other conditions having expired or been terminated prior to the expiration of the Offer. See Section 15 — “Conditions of the Offer” in the Offer to Purchase, which sets forth the full conditions of the Offer.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing, detaching and returning to us the Instruction Form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. An envelope to return your instructions to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or acceptance thereof would be prohibited by administrative or judicial action pursuant to the laws of such state after a good faith effort by Purchaser to make the Offer comply with the laws of such state.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ANADIGICS, INC.

at

$0.66 Net Per Share

by

REGULUS ACQUISITION SUB, INC.,

a wholly-owned subsidiary of

II-VI INCORPORATED

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 15, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Regulus Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of II-VI Incorporated, a Pennsylvania corporation, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ANADIGICS, Inc., a Delaware corporation, at a price of $0.66 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: SHARES**

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. If delivery by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, this Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

Dated:

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

(Area Code) Telephone No.

Taxpayer Identification or Social Security Number(s)

**	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.